UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
July 8, 2020
FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.05 Par Value	FC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01     Entry into a Material Definitive Agreement

On July 8, 2020, Franklin Covey Co. (the Company) entered into the First Modification Agreement to its existing secured credit agreement (the 2019 Credit Agreement) with JPMorgan Chase Bank, N.A. (the Lender).  The Lender also provides the majority of the Company’s day-to-day banking services.

The primary purpose of the First Modification Agreement is to provide alternative borrowing covenants for the fiscal quarters ending August 31, 2020 through May 31, 2021.  These new covenants include the following:

1.	Minimum Liquidity – The Company shall maintain consolidated minimum liquidity of not less than $13.0 million from August 31, 2020 through February 28, 2021 and $8.0 million at May 31, 2021.

2.
Minimum Adjusted Earnings Before Interest, Taxes, Amortization, and Depreciation (EBITDA) – The Company shall maintain rolling four-quarter Adjusted EBITDA, as defined by the First Modification Agreement, not less than the amount set forth below for the specified quarter.

Quarter Ending	Amount
August 31, 2020	$11,000,000
November 30, 2020	8,500,000
February 28, 2021	5,000,000
May 31, 2021	15,000,000

Adjusted EBITDA for purposes of this calculation is not the same as reported by the Company in its quarterly earnings releases and includes the addition of capitalized development amortization, which is classified in cost of sales.  The Adjusted EBITDA levels shown above are necessarily indicative of future results and should not be construed as guidance for future reporting periods.

3.	Capital Expenditures – The Company may not make capital expenditures, including capitalized development costs, in an amount exceeding $8.5 million in aggregate for any fiscal year.

The previously existing financial covenants remain in effect at all times other than the quarterly periods ending from August 31, 2020 through May 31, 2021.

In addition to the previously described financial covenants, the Company is prohibited from holding domestic cash balances in excess of $5.0 million at the time of any borrowing on its revolving credit facility and the Company is prohibited from making certain restricted payments, including dividends on its common stock and open-market purchases of its common stock for treasury until the Company has been in compliance with the previously existing financial covenants for two consecutive quarters.

The First Modification Agreement includes covenants that, if breached, could result in a default and the acceleration of payments due from the Company.

The Company’s interest rate under the First Amendment will increase from LIBOR plus 1.85% to LIBOR plus 3.0% and the unused credit commitment fee will increase to 0.5% from 0.2%.

The foregoing description of the First Modification to the 2019 Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the First Modification Agreement to the 2019 Credit Agreement, which is filed as Exhibit 10.1 attached hereto.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On July 8, 2020, the Company and certain of its subsidiaries entered into the First Modification Agreement to the 2019 Credit Agreement with its primary Lender as described above in Item 1.01.  The information in Item 1.01 is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

10.1	First Modification Agreement by and among JPMorgan Chase Bank, N.A., Franklin Covey Co., and the subsidiary guarantors signatory thereto, dated July 8, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	July 10, 2020	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer